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                                  EXHIBIT 11.0

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (in thousand, except for per share data)



                                                                              For the six months
                                                                                 ended June 30,
                                                                             1997              1996
                                                                             ----              ----
Primary

Net income                                                                    $3,839            2,870
                                                                              ======            =====
Shares
 Weighted average number of common shares outstanding                          7,660            7,641
 Additional dilutive effect of outstanding warrant and options
   (as determined by the application of the treasury stock method)                16               21
                                                                              ------            -----
Weighted average number of common shares outstanding as adjusted               7,676            7,662
                                                                              ======            =====
Primary earnings per share                                                     $0.50             0.37
                                                                              ======            =====
Fully diluted
Net income                                                                    $3,839            2,870
                                                                              ======            =====
Shares
 Weighted average number of common shares outstanding                          7,660            7,641
 Additional dilutive effect of outstanding warrant and options
   (as determined by the application of the treasury stock method)                25               21
                                                                              ------            -----

Weighted average number of common shares outstanding as adjusted               7,685            7,662
                                                                              ======            =====

Fully diluted earnings per share                                               $0.50             0.37
                                                                              ======            =====





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